EXHIBIT 4.1


                             NOTE PURCHASE AGREEMENT

       This Note Purchase Agreement (the "AGREEMENT") is made and entered into on this _____ day of _________ 2007, by and between _____________________, an individual residing in Canada ("LENDER"), and RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Colorado ("BORROWER").

       In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


                                    ARTICLE I

                                 PROMISSORY NOTE

1.1 ESTABLISHMENT OF THE LOAN. Lender agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower U.S. $____________ (the "PRINCIPAL") as the "LOAN". Immediately upon the execution of this Agreement, Lender shall wire the Principal into Borrower's escrow account, using instructions to be provided by the Borrower.

1.2 EVIDENCE OF INDEBTEDNESS. Indebtedness of Borrower to Lender in respect of the Loan will be evidenced by a promissory note (the "NOTE") substantially in the form of Schedule A attached hereto, which will be provided by the Borrower to the Lender within five business days following the date the Loan is advanced under subsection 1.1. The Note shall be dated as of the date that the Loan is received by Borrower (the "ISSUE DATE").

1.3 MATURITY DATE. All principal, plus all accrued but unpaid interest on Note, shall be due and payable on the date that is one year from the Issue Date (the "MATURITY DATE").

1.4 INTEREST. Borrower will pay simple interest to Lender on the unpaid Principal from the issue date of the Note at a rate of 12% per annum until the Loan is repaid in full. In the event that the Loan is not repaid on or before the Maturity Date, interest shall continue to accrue on the unpaid Principal until the Loan repaid in full.

1.5 REPAYMENT OF THE LOAN. Borrower will repay the Principal and any accrued but unpaid interest to the Borrower on or before the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first to accrued interest; and second, to principal.

1.6 PREPAYMENT OF THE LOAN. Borrower may prepay the Principal and interest outstanding under the Loan without penalty, bonus or charges.

                                   ARTICLE II

                                    WARRANTS

2.1 ISSUANCE OF WARRANTS. Within five business days following the date the Loan is advanced under subsection 1.1, Borrower shall issue Lender a warrant to purchase one share of the Borrower's common stock for each dollar of Principal Lender advanced Borrower under the Loan (the "WARRANTS"). The Warrants shall be exercisable until 5:00 PM Pacific Time on the third year anniversary of its issuance date. The Warrants for the purchase of shares of Borrower's common stock shall be evidenced by one or more warrant certificates substantially in the form of Schedule B attached hereto, with an exercise price of $0.25 per share.

2.2 RESTRICTIVE LEGEND. The Note, the Warrants, and the shares of common stock underlying the Warrants (collectively, the "SECURITIES") shall bear such form of restrictive legends as may be necessary, as determined by Borrower in Borrower's reasonable discretion, to comply with applicable laws or regulations of any stock exchange or other applicable authority, including but not limited to the following legend:

              THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

       (a) Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Colorado with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

       (b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

3.2 REPRESENTATIONS AND WARRANTIES OF LENDER. Lender hereby represents and warrants to Borrower, as of the date hereof, the following:

       (a) Lender has full power and capacity to enter into, execute and perform this Agreement, which Agreement, once executed by Lender, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

       (b) Lender is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party;

       (c) Lender acknowledges that it is acquiring the Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; Lender has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

       (d) the execution of this Agreement by Lender is not the result of any form of General Solicitation or General Advertising (as used under Rule 502(c) promulgated under the Securities Act of 1933, as amended (the "ACT"));

       (e) Lender hereby acknowledges that: (A) the offering of the Securities was made only through direct, personal communication between Lender and Borrower; (B) Lender has had full access to material concerning Borrower's planned business and operations, which material was furnished or made available to Lender by officers or representatives of Borrower, including Borrower's filings with the U.S. Securities Exchange Commission (the "SEC") available on the SEC web site at www.sec.gov; (C) Borrower has given Lender the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) Lender understands and acknowledges that purchasers of the Securities must be prepared to bear the economic risk of such investment for an indefinite period because of: (i) the heightened nature of the risks associated with an investment in Borrower due to its status as a development stage company; (ii) illiquidity of the Securities due to the fact that
              (1) the Securities have not been registered under the Act or any state securities act (nor passed upon by the SEC or any state securities commission), and (2) the Securities may not be registered or qualified by Lender under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Securities cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Securities, as may set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Securities;

       (f) Lender is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act and as such term is defined under Canadian securities laws;

       (g) Lender is not a "U.S. Person" as such term is defined in Rule 902 of Regulation S promulgated by the SEC ("REGULATION S");

       (h) Lender understands that Borrower is the seller of the Securities and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates, pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any persons in question;

       (i) Lender agrees that it will not, during the one-year distribution compliance period for the Securities, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the Securities other than to a non-U.S. Person;

       (j) Lender acknowledges and understands that in the event the Securities are offered, sold or otherwise transferred by Lender to a non-U.S. Person prior to the expiration of the applicable distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

       (k) Lender shall not offer, sell or otherwise dispose of the Securities in the United States or to a U.S. Person unless (A) Borrower has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Act and the securities laws of all applicable states of the United States or
              (B) such securities have been registered with the SEC; and

       (l) Lender has been advised to consult with an attorney regarding legal matters concerning the purchase and ownership of the Securities, and with a tax advisor regarding the tax consequences of purchasing such Securities.


                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

4.1 EVENTS OF DEFAULT. Borrower shall be in default under this Agreement on the occurrence of any of the following events or conditions and the failure of Borrower to cure such events or conditions within 10 business days following the receipt of a written notice from Lender describing with particularity the event or condition giving rise to an event of default:

       (a) Failure to pay any principal or interest hereunder after the same becomes due.

       (b) Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

       (c) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

       (d) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

4.2 REMEDIES. Upon the occurrence of an event of default as defined above, the Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable by providing a written notice to Borrower specifying the nature of the default and its intention to accelerate the repayment of the Loan. No failure or delay on the part of the Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

5.1 NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 5.1:

       If to the Borrower:               Reclamation Consulting &
                                         Applications, Inc.
                                         940 Calle Amanecer, Suite E
                                         San Clemente, CA 92673
                                         Attn: Mr. Gordon W. Davies
                                               President

       With a copy (which shall
       not constitute notice) to:        August Law Group, P.C.
                                         19200 Von Karman, Suite 900
                                         Irvine, California  92614
                                         Attn: Kenneth S. August, Esquire
                                               President

       If to the Lender:                 __________________________
                                         __________________________
                                         Attn: ____________________
                                         __________________________

       With a copy (which shall
       not constitute notice) to:        __________________________
                                         __________________________
                                         Attn: ____________________
                                         __________________________

5.2 ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

5.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement, the Note, and the Warrants (the "LOAN DOCUMENTS") shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that the Loan Documents may not be assigned (whether by contract or by operation of law) by Lender without the prior written consent of Borrower, which consent may be given or withheld in the sole discretion of Borrower, provided however, that any such permitted assignee of any of the Loan Documents, executes an assignment agreement or such other document as Borrower may reasonably request containing all the representations, warranties and covenants contained in this Agreement and certifying to Borrower that such permitted assignee is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act and as such term is defined under Canadian securities laws and that such permitted assignee is not a "U.S. Person" as such term is defined in Rule 902 of Regulation S.

5.4 WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

5.5 HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

5.6 COUNTERPARTS; FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

5.7 FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

5.8 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

5.9 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


RECLAMATION CONSULTING
AND APPLICATIONS, INC.



By: _________________________
    Michael C. Davies
    Chief Executive Officer


_____________________________



_____________________________

                                   SCHEDULE A
                                   ----------

                           to Note Purchase Agreement

--------------------------------------------------------------------------------


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.


                                 PROMISSORY NOTE



U.S. $[_______]                                                    JUNE __, 2007



This Promissory Note is being issued pursuant to a Note Purchase Agreement dated as of June __, 2007 between [LENDER'S NAME] and Reclamation Consulting and Applications, Inc. (the "AGREEMENT")

FOR VALUE RECEIVED, Reclamation Consulting and Applications, Inc. (the "BORROWER"), of 940 Calle Amanecer, Suite E, San Clemente, CA 92673, PROMISES TO PAY on June __, 2008, or on demand in accordance with the terms of the Agreement, to the order of [LENDER'S NAME] (the "LENDER"), [ADDRESS], the sum of U.S. $[________] (the "PRINCIPAL") with simple interest at the rate of 12% per annum, calculated and accrued monthly in arrears, both before and after the time payment is due and until actual payment, and payable in accordance with the Agreement.

The Borrower may prepay the Principal and interest outstanding under the Agreement without penalty, bonus or charges.



                                  Reclamation Consulting and Applications, Inc., a Colorado corporation



                                  ----------------------------------------------
                                  By: Michael C. Davies
                                  Its: Chief Executive Officer

                                   SCHEDULE B
                                   ----------

                           to Note Purchase Agreement

--------------------------------------------------------------------------------

                               WARRANT CERTIFICATE


No. ________                                           _______________ Warrants



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT.


                                WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, ____________________________, (the "HOLDER"), is the owner of warrants (the "WARRANTS") for the purchase of up to an aggregate of ___________________________ shares of validly-issued, fully-paid and non-assessable common stock of RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (the "CORPORATION"). Such purchase may be made at any time, and from time to time, prior to 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with a written notice in the form of Attachment 1, attached hereto, signed by the Holder stating the number of shares of Common Stock with respect to which such exercise is being made, at the principal corporate address of the Corporation, accompanied by payment of the Exercise Price (as hereinafter defined) for each Warrant exercised (the "PURCHASE PRICE") in lawful money of the United States of America in cash or by official bank or certified check made payable to RECLAMATION CONSULTING AND APPLICATIONS, INC. The Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of the Warrants are subject to modification or adjustment as set forth herein. The Warrants represented by this Warrant Certificate have been issued by the Corporation in connection with the Note Purchase Agreement, dated ______ __, 2007, by and between the Corporation and the Holder.

SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

              (a) "ADJUSTED PURCHASE PRICE" shall have the meaning given to it in Section 5 of this Certificate.

              (b)    "CHANGE OF SHARES" shall have the meaning given to it in
                     Section 5 of this Certificate.

              (c) "CORPORATE OFFICE" shall mean the office of the Corporation at which, at any particular time, its principal business shall be administered, which office is currently located at 940 Calle Amanecer, Suite E, San Clemente, CA 92673.

              (d) "EXERCISE DATE" shall mean, as to any Warrant, the date on which the Corporation shall have received both (i) this Warrant Certificate, together with a written notice of exercise in accordance herewith, duly executed by the Holder hereof, or his attorney duly authorized in writing, and indicating that the Holder is thereby exercising such Warrant(s), and (ii) payment by wire transfer, or by official bank or certified check made payable to the Corporation, of an amount in lawful money of the United States of America equal to the applicable Purchase Price for such Warrant(s).

              (e) "EXERCISE PERIOD" shall mean the period commencing on [DATE], and shall expire at 5:00 P.M. (Pacific Time), on [DATE PRIOR TO THIRD YEAR ANNIVERSARY].

              (f) "EXERCISE PRICE" shall mean, as to any Warrant, the price at which a Warrant may be exercised for the purchase of Warrant Shares, which shall be $0.25.

              (g) "EXPIRATION DATE" shall mean 5:00 P.M. (Pacific Time) on last day of the Exercise Period. If such date shall be a holiday or a day on which banks are authorized to be closed in the State of California, then the Expiration Date shall mean 5:00 P.M. (Pacific Time) of the next consecutive day which does not fall on a holiday or a day on which banks are authorized to be closed in the State of California.

              (h) "HOLDER" shall mean, as to any Warrant and as of any particular date, the person in whose name the Warrant Certificate representing such Warrant is registered as of that date on the Warrant Register maintained by the Corporation.

              (i) "COMMON STOCK" shall mean the common stock of the Corporation, which has the right to participate in the distribution of earnings and assets of the Corporation without limit as to amount or percentage.

              (J) "PURCHASE PRICE" shall mean the purchase price to be paid upon exercise of each Warrant hereunder in accordance with the terms hereof, which price shall be the Exercise Price, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

              (k) "SECURITIES ACT" shall mean the Securities Act of 1933, and any amendments or modifications, or successor legislation, thereto adopted, and all regulations, rules or other laws enacted or adopted pursuant thereto.

              (l) "WARRANTS" shall mean the Warrants represented by this Warrant Certificate.

              (m) "WARRANT CERTIFICATE" shall mean any certificate representing Warrants, and "THIS CERTIFICATE" shall mean they warrant Certificate issued to the Holder identification on the first page hereof.

              (n) "WARRANT REGISTRY" means the official record maintained by the Corporation in which are recorded, with respect to each Warrant Certificate issued by the Corporation: the date of issuance, the name and address of the original Holder, the name and address of each subsequent transferee of such original Holder, and the number identifying, such Warrant Certificate.

              (o)    "WARRANT SHARES" shall have the meaning given to it in
                     Section 2 of this Certificate.

SECTION 2. EXERCISE OF WARRANTS.

              (a) Each Warrant evidenced hereby may be exercised by the Holder upon the terms and subject to the conditions set forth herein prior to the sooner of 5:00 p.m. Pacific Time on the Expiration Date (as hereinafter defined). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive shares of restricted common stock of the Corporation deliverable upon such exercise shall be treated for all purposes as the Holder of a Warrant Share upon the exercise of the applicable Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within ten (10) business days after, the date on which the Corporation first receives clearance of all funds received in payment of the Purchase Price pursuant to this Warrant Certificate, the Corporation shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates evidencing the issuance to such Holder of the applicable number of Warrant Shares (plus a Warrant Certificate for any remaining issued but unexercised Warrants of the Holder). Notwithstanding the foregoing sentence, in the event that any registration or qualification (or filing for exemption from any such requirements) is required prior to the issuance of such Warrant Shares by the Corporation in accordance with Section 3(b) below, then the obligation to deliver any such certificates shall arise only upon completion of such requirements and at such time as the Corporation may lawfully do so.

              (b) Upon the exercise of the Warrants represented hereby, if the Corporation so requests, the Holder shall certify to the Corporation that it is not exercising such Warrants with a view to distribute the Warrant Shares in violation of the Securities Act, and shall provide such other investor representations as the Corporation may require to confirm the ability of the Corporation to rely upon the exemption from registration under the Securities Act which applies to the distribution of Warrant Shares at the time of such distribution.

SECTION 3. ISSUANCE OF COMMON STOCK PURSUANT TO EXERCISE.

              (a) The Corporation shall not be obligated to deliver any Warrant Shares pursuant to the exercise of the Warrants represented hereby unless and until a registration statement under the Securities Act and/or under any applicable state securities laws and regulations, with respect to such securities is effective, or an exemption from such registration is available to the Corporation at the time of such exercise. However, in the event that this Warrant Certificate represents Warrants which have been transferred by an initial holder thereof, the Warrants represented hereby may not be exercised by, nor shares of Common Stock issued to, the Holder hereof in any state in which such exercise and issuance would be unlawful.

              (b) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Warrants, or the issuance or delivery of any shares of Common Stock upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Holder hereof, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.

SECTION 4. LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and loss, theft, destruction or mutilation of, this Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to the Corporation, and (in the case of mutilation) upon surrender and cancellation thereof, the Corporation shall execute and deliver to the Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants as was indicated to be outstanding on the prior lost or mutilated Warrant Certificate (provided, however, that to the extent that any discrepancy may exist between the number of Warrants purported to be outstanding in respect of any Holder as evidenced by a Warrant Certificate that has been lost or mutilated and the number attributable to such Holder in the Warrant Registry, then the Warrant Registry shall control for all purposes, absent a showing of manifest error. Each Holder requesting a substitute Warrant Certificate due to loss, theft or destruction shall, prior to receiving such substitute certificate, provide an affidavit to the Corporation in the form prescribed thereby and signed by (and notarized on behalf of) such Holder. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Corporation may prescribe.

SECTION 5.    ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES OR
              WARRANTS.

              (a) Subject to the provisions of this Warrant Certificate and applicable law, in the event the Corporation shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "CHANGE OF SHARES"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the Change of Shares and had the Holder continued to hold such shares until after the Change of Shares requiring adjustment (the "ADJUSTED PURCHASE Price"). The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant. No fractional shares shall be issued or called for as a result of any adjustment made hereunder.

              (b) The Corporation may elect, at its sole discretion, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants outstanding, in lieu of adjustment of the number of Warrant Shares purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one Warrant Share. Upon each adjustment of the number of Warrants pursuant to this
                     Section 5(b), the Corporation shall, as promptly as practicable, cause to be distributed to each Holder of Warrant Certificates, on the date of such adjustment, Warrant Certificates evidencing the adjusted number of Warrants to which such Holder shall be entitled as a result of such adjustment or, at the sole option of the Corporation, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment, and upon surrender thereof, (if required by the Corporation) new Warrant Certificates evidencing the aggregate number of Warrants to which such Holder shall be entitled after such adjustment.

              (c) Irrespective of any adjustments or changes in the Purchase Price or the number of Warrant Shares purchasable upon exercise of the Warrants, all Warrant Certificates issued (whether prior to or subsequent to any event causing an adjustment thereof) shall continue to express the Purchase Price per share, and the number of shares purchasable thereunder as originally expressed in the Warrant Certificate initially issued to any Holder.

              (d) After each adjustment of the Purchase Price pursuant to this Section 5, the Corporation will promptly prepare a certificate signed by the Chairman or Chief Executive Officer, and attested by the Secretary or an Assistant Secretary, of the Corporation setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment or, if the Corporation shall have elected to adjust the number of Warrants, the number of Warrants to which the Holder of each Warrant shall then be entitled, and (iii) a brief statement of the facts accounting for such adjustment. The Corporation will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Holder of Warrants at his or her last address as it shall appear on the registry books of the Corporation. No failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

              (e) As used in this Section 5, references to "Common Stock" shall mean and include all of the Corporation's Common Stock authorized on the date hereof and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that "Warrant Shares" shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Common Stock on the date hereof or in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

              (f) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to this Section 5, or as to the amount of any such adjustment, if required, shall be binding upon all holders of Warrants and the Corporation if made in good faith by the Board of Directors of the Corporation. For purposes of this Section 5(f), the Corporation's Board of Directors shall be deemed to have acted in good faith if it makes any such decision in reliance upon advice of its legal counsel and/or another independent professional hired to advise the Board on such matters.

SECTION 6. RESTRICTIVE LEGEND.

              (a) Except as otherwise provided in this Section 6, each Warrant Certificate and each certificate evidencing the issuance of Warrant Shares (whether issued in the name of the original Holder of this Certificate or of any subsequent transferee thereof), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE ISSUER AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE ISSUER. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE ACT. "

              (b) Each certificate evidencing the issuance of Warrant Shares and each Warrant Certificate, Warrant Shares may also bear such other restrictive legends as may be necessary to apply with applicable law in the Corporation's reasonable discretion. The legend requirements of Sections 6(a) above shall terminate as to any particular Warrant or Warrant
                     Share: (i) when and so long as such security shall have been effectively registered under the Securities Act and is disposed of pursuant thereto; or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such shares may be sold to the public without registration thereof under the Securities Act. Whenever the legend requirements imposed by this
                     Section 6 shall terminate as to any Warrant Share, as hereinabove provided, the Holder hereof shall be entitled to receive from the Corporation, at the Corporation's expense, a new certificate representing such Warrant Shares and not bearing the restrictive legend set forth in Section 6(a).

SECTION 7. RIGHTS OF ACTION. All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of a Warrant, without consent of the holder of any other Warrant, may, in such Holder's own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of Warrant Shares in the manner provided in this Warrant Certificate.

SECTION 8. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his or her acceptance thereof, consents and agrees with the Corporation and every other holder of a Warrant that:

              (a) The Warrant Registry shall be maintained by the Corporation's Secretary, and shall be the official register of all Warrants issued to any person in the Offering. The Warrant Registry shall be dispositive as to the issuance, ownership, transfer and other aspects of each Warrant issued by the Corporation which are recorded therein and, absent manifest error, such records shall control for all purposes.

              (b) The Warrants are transferable only on the Warrant Registry by the Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the Corporate Office of the Corporation, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Corporation in its sole discretion, together with payment of the amount of any applicable transfer taxes; and

              (c) The Corporation may deem and treat the person in whose name the Warrant Certificate is registered on the Warrant Registry as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in this Certificate.

SECTION 9. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Holder of a Warrant Certificate, at the address of such Holder as shown on the Warrant Registry maintained by the Corporation; and if to the Corporation, addressed as set forth below, or at such other address as may be designated by the Corporation from time to time in accordance with this Section 9.


              If to the Corporation:            Reclamation Consulting &
                                                Applications, Inc.
                                                940 Calle Amanecer, Suite E
                                                San Clemente, CA 92673
                                                Attn: Mr. Gordon W. Davies
                                                      President

              With a copy (which shall
              not constitute notice) to:        August Law Group, P.C.
                                                19200 Von Karman, Suite 900
                                                Irvine, California  92614
                                                Attn: Kenneth S. August, Esquire
                                                      President


SECTION 10. GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.

SECTION 11. ENTIRE UNDERSTANDING. This Certificate contains the entire understanding among the Corporation and the Holder relating to the subject matter covered herein, and merges all prior discussions, negotiations and agreements, if any between them. Neither of the parties to this agreement shall be bound by any representations, warranties, covenants, or other understandings relating to such subject matter, other than as expressly provided for or referred to herein.

       IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized, as of the date set forth below.

Date:    June __, 2007


RECLAMATION CONSULTING AND APPLICATIONS, INC.
A Colorado corporation



------------------------------------
By:  Michael C. Davies
Its:  Chief Executive Officer

                                  ATTACHMENT 1
                                  ------------

                               TO WARRANTS FOR THE
                            PURCHASE OF COMMON STOCK


                               NOTICE OF EXERCISE


TO: RECLAMATION CONSULTING AND APPLICATIONS, INC. (the "Company")

1. The undersigned hereby elects to purchase ____________ shares of Company common stock, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2. The undersigned hereby certifies that it is not a U.S. Person (as defined by Rule 902 of the Securities Act of 1933, as amended) and that the warrant is not being exercised for the account or benefit of or on behalf of a U.S. Person.

3. Please issue a certificate or certificates representing said shares of Company common stock in the name of the undersigned or in such other name as is specified below:


                       ----------------------------------
                                     (Name)

                       ----------------------------------
                                    (Address)



---------------------------------       ----------------------------------------
(Date)                                  (Name of Warrant Holder)



                                        By:
                                            ------------------------------------


                                        Title:
                                               ---------------------------------
                                               (Name of purchaser, and title and
                                               signature of authorized person)